Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2022 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – February 22, 2023 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2022, which ended on January 3, 2023.

Total revenues were $892.8 million in the fourth quarter of fiscal 2022 compared to $776.7 million in the fourth quarter of fiscal 2021. The fourth quarter of fiscal 2022 included 14 weeks compared to 13 weeks in the fourth quarter of fiscal 2021; the additional week in fiscal 2022 contributed approximately $78.4 million of sales. Net loss and diluted net loss per common share were $3.3 million and $0.07, respectively, in the fourth quarter of fiscal 2022.

The Company recorded $41.5 million related to pre-tax charges of asset impairments and FRC acquisition-related items. Excluding the after-tax impact of these items, adjusted net income and adjusted net income per share for the fourth quarter of fiscal 2022 were $27.4 million and $0.56, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 4.0% year-over-year in the fourth quarter of fiscal 2022 (14 weeks vs. 14 weeks). Relative to fiscal 2019, fourth quarter comparable restaurant sales at The Cheesecake Factory restaurants increased 11.4% (14 weeks vs. 14 weeks). Through February 21st, first quarter-to-date comparable sales for The Cheesecake Factory restaurants increased approximately 9.5% year-over-year and 17.0% as compared to the same period in fiscal 2019.

“Our fourth quarter performance was a solid finish to a challenging year marked by persistent inflation, volatility and a dynamic operating environment” said David Overton, Chairman and Chief Executive Officer. “Our best-in-class operators continued to do an excellent job of managing their restaurants, building sales and delivering delicious, memorable experiences for our valued guests.”

“During the quarter we opened eight new restaurants and successfully implemented incremental pricing to support our stated objective of recovering our operating margins. We believe the strong consumer demand we experienced at our new restaurant openings and continued positive sales trends following our pricing actions demonstrates the strength and resilience of our concepts. Building on this momentum, we remain intently focused on effectively managing through higher costs and potential macro headwinds to protect our longterm sales and margins. Given the strength of our operations team, our brands and our commitment to managing the business for longterm, profitable growth, we believe we are well-positioned to take market share and drive shareholder value in the quarters and years ahead.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

During the fourth quarter of fiscal 2022, we opened eight new restaurants, including two Cheesecake Factory restaurants in Nashville, TN and Corpus Christi, TX and two North Italia restaurants in The Woodlands, TX, a suburb of Houston, and Torrance, CA and four FRC restaurants, including two Flower Child locations in Austin, TX and Chandler, AZ, a Fly Bye in Phoenix, AZ and Pushing Daisies, FRC’s newest concept in Nashville, TN. In addition, one Cheesecake Factory restaurant opened internationally in Mexico under a licensing agreement during the fourth quarter of fiscal 2022.

Liquidity and Capital Allocation

As of January 3, 2023, the Company had total available liquidity of $354 million, including a cash balance of $115 million and availability on its revolving credit facility of $239 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 663,700 shares of its common stock at a cost of $21.6 million in the fourth quarter of fiscal 2022, and also announced today that its Board of Directors declared a quarterly dividend of $0.27 per share to be paid on March 21, 2023 to shareholders of record at the close of business on March 8, 2023.

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2022 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through March 24, 2023.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 318 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 30 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2022, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the ninth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From Fortune ©2022 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding sales trends and strength, returning to pre-pandemic margins, pricing actions to offset higher costs, increasing market share, development expectations, liquidity, the quarterly dividend and the Company’s share repurchase program. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the COVID-19 pandemic and related containment measures, including the potential for quarantines or restrictions on in-person dining; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, the COVID-19 pandemic and other health epidemics or pandemics, and armed conflicts; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants, Social Monk Asian Kitchen and other concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
Consolidated Statements of Income	January 3, 2023		December 28, 2021		January 3, 2023		December 28, 2021
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$892,802	100.0%	$776,693	100.0%	$3,303,156	100.0%	$2,927,540	100.0%
Costs and expenses:
Food and beverage cost	220,469	24.7%	178,896	23.0%	810,926	24.6%	653,133	22.3%
Labor expenses	318,629	35.7%	288,127	37.1%	1,211,951	36.7%	1,072,628	36.6%
Other operating costs and expenses	237,783	26.6%	209,793	27.0%	881,627	26.7%	792,311	27.0%
General and administrative expenses	56,115	6.3%	47,679	6.1%	205,753	6.2%	186,136	6.4%
Depreciation and amortization expenses	25,616	2.9%	22,849	3.0%	92,380	2.8%	89,654	3.1%
Impairment of assets and lease termination expenses	31,074	3.5%	17,545	2.3%	31,387	1.0%	18,139	0.6%
Acquisition-related contingent consideration, compensation and amortization expenses	10,448	1.2%	6,918	0.9%	13,368	0.4%	19,510	0.7%
Preopening costs	7,791	0.8%	3,907	0.5%	16,829	0.4%	13,711	0.5%
Total costs and expenses	907,925	101.7%	775,714	99.9%	3,264,221	98.8%	2,845,222	97.2%
(Loss)/ income from operations	(15,123)	(1.7)%	979	0.1%	38,935	1.2%	82,318	2.8%
Interest and other expense, net	(2,137)	(0.2)%	(1,504)	(0.2)%	(6,043)	(0.2)%	(10,698)	(0.4)%
(Loss)/ income before income taxes	(17,260)	(1.9)%	(525)	(0.1)%	32,892	1.0%	71,620	2.4%
Income tax benefit	(13,962)	(1.5)%	(2,635)	(0.3)%	(10,231)	(0.3)%	(753)	(0.1)%
Net (loss)/ income	(3,298)	(0.4)%	2,110	0.2%	43,123	1.3%	72,373	2.5%
Dividends on Series A preferred stock (1)	-	0.0%	-	0.0%	-	0.0%	(18,661)	(0.6)%
Undistributed earnings allocated to Series A preferred stock	-	0.0%	-	0.0%	-	0.0%	(4,581)	(0.2)%
Net (loss)/ income available to common stockholders	$(3,298)	(0.4)%	$2,110	0.2%	$43,123	1.3%	$49,131	1.7%

Basic net (loss)/ income per common share	$(0.07)		$0.04		$0.87		$1.03
Basic weighted average shares outstanding	48,951		50,243		49,815		47,529

Diluted net (loss)/ income per common share (2)	$(0.07)		$0.04		$0.86		$1.01
Diluted weighted average shares outstanding	48,951		51,053		50,414		48,510

(1) During the second quarter of fiscal 2021, the Company completed the repurchase of 150,000 shares of its previously outstanding convertible preferred stock and the conversion of the remaining 50,000 shares of convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure and eliminated future convertible preferred dividends. For GAAP accounting purposes, $13.6 million of the total consideration paid was deemed to be a dividend during the second quarter of fiscal 2021.

(2) Diluted net (loss)/ income per common share reflects an adjustment for reallocation of undistributed earnings to preferred stock of $84,883 for the fifty-two weeks ended December 28, 2021.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
Selected Segment Information	January 3, 2023	December 28, 2021	January 3, 2023	December 28, 2021
Revenues:
The Cheesecake Factory restaurants	$674,467	$594,590	$2,528,043	$2,293,225
North Italia	65,514	51,155	228,622	171,901
Other FRC	66,507	54,197	237,552	182,175
Other	86,314	76,751	308,939	280,239
Total	$892,802	$776,693	$3,303,156	$2,927,540

(Loss)/ Income from operations:
The Cheesecake Factory restaurants	$50,872	$48,129	$220,765	$242,599
North Italia	3,553	3,304	13,934	8,624
Other FRC	5,346	1,758	23,577	16,323
Other	(74,894)	(52,212)	(219,341)	(185,228)
Total	$(15,123)	$979	$38,935	$82,318

Preopening costs:
The Cheesecake Factory restaurants	$4,362	$1,253	$9,525	$4,868
North Italia	1,550	1,175	4,305	4,510
Other FRC	1,004	1,239	1,361	3,188
Other	875	240	1,638	1,145
Total	$7,791	$3,907	$16,829	$13,711

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$19,760	$11,904	$19,701	$11,904
North Italia	-	-	-	-
Other FRC	3,909	1,305	3,909	1,305
Other	7,405	4,336	7,777	4,930
Total	$31,074	$17,545	$31,387	$18,139

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$18,803	$16,766	$66,539	$65,987
North Italia	1,638	1,185	5,714	4,078
Other FRC	1,519	1,379	6,231	4,802
Other	3,656	3,519	13,896	14,787
Total	$25,616	$22,849	$92,380	$89,654

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
The Cheesecake Factory restaurants operating information:	January 3, 2023	December 28, 2021	January 3, 2023	December 28, 2021
Comparable restaurant sales vs. prior year	4.0%	33.8%	7.0%	44.0%
Comparable restaurant sales vs. 2019	11.4%	7.7%	10.5%	3.3%
Restaurants opened during period	2	1	3	2
Restaurants open at period-end	211	208	211	208
Restaurant operating weeks	2,939	2,700	11,052	10,758

North Italia operating information:
Comparable restaurant sales vs. prior year	9%	37%	15%	48%
Comparable restaurant sales vs. 2019	26%	14%	22%	7%
Restaurants opened during period	2	1	4	6
Restaurants open at period-end	33	29	33	29
Restaurant operating weeks	454	372	1,604	1,352

Other Fox Restaurant Concepts (FRC) operating information: (1)
Restaurants opened during period	2	2	3	4
Restaurants open at period-end	34	31	34	31
Restaurant operating weeks	462	393	1,681	1,460

Other operating information: (2)
Restaurants opened during period	2	-	3	2
Restaurants open at period-end	40	40	40	40
Restaurant operating weeks	558	519	2,072	1,993

Number of company-owned restaurants:
The Cheesecake Factory	211
North Italia	33
Other FRC	34
Other	40
Total	318

Number of international-licensed restaurants:
The Cheesecake Factory	30

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	January 3, 2023	December 28, 2021
Cash and cash equivalents	$114,777	$189,627
Long-term debt, net of issuance costs (1)	468,032	466,017

(1) Includes $338 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $7.0 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net (loss)/income and net (loss)/income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net (loss)/income and diluted net (loss)/income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the then-potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding prior to the repurchase and conversion on June 15, 2021, the Company excluded the preferred dividend and assumed all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 3, 2023	December 28, 2021	January 3, 2023	December 28, 2021
Net (loss)/ income available to common stockholders (GAAP)	$(3,298)	$2,110	$43,123	$49,131
Dividends on Series A preferred stock	-	-	-	18,661
Net income attributable to Series A preferred stock to apply if-converted method	-	-	-	4,581
COVID-19 related costs (1)	-	-	-	4,917
Impairment of assets and lease termination expenses (2)	31,074	17,545	31,387	18,139
Acquisition-related contingent consideration, compensation and amortization expenses (3)	10,448	6,918	13,368	19,510
Termination of Interest rate swap	-	-	-	2,354
Uncertain tax positions (4)	-	4,667	-	7,139
Tax effect of adjustments (5)	(10,795)	(6,361)	(11,637)	(11,679)
Adjusted net (loss)/ income (non-GAAP)	$27,429	$24,879	$76,241	$112,753

Diluted net (loss)/ income per common share (GAAP)	$(0.07)	$0.04	$0.86	$1.01
Dividends on Series A preferred stock	-	-	-	0.35
Net income attributable to Series A preferred stock to apply if-converted method	-	-	-	0.09
Assumed impact of potential conversion of Series A preferred stock into common stock (6)	-	-	-	(0.08)
COVID-19 related costs	-	-	-	0.09
Impairment of assets and lease termination expenses	0.63	0.34	0.62	0.34
Acquisition-related contingent consideration, compensation and amortization expenses	0.21	0.14	0.27	0.37
Termination of Interest rate swap	-	-	-	0.04
Uncertain tax positions	-	0.09	-	0.13
Tax effect of adjustments	(0.22)	(0.12)	(0.23)	(0.22)
Adjusted net (loss)/ income per share (non-GAAP) (7)	$0.56	$0.49	$1.51	$2.13

(1) Represents incremental costs associated with COVID-19 such as sanitation, personal protective equipment, sick and vaccination pay, and healthcare benefits for furloughed staff members.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the fourteen and fifty-three weeks ended January 3, 2023 and thirteen and fifty-two weeks ended December 28, 2021 can be found in the Selected Segment Information table.

(3) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(4) Reserve for uncertain tax position. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(5) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2022 and 2021 periods.

(6) Represents the impact of assuming the conversion of Series A  preferred stock into common stock (0 and 4,431,140 shares for the thirteen and fifty-two weeks ended December 28, 2021, respectively), resulting in an assumption of 50,243,003 and 51,959,879 weighted-average common shares outstanding for the thirteen and fifty-two weeks ended December 28, 2021, respectively.

(7) Adjusted net (loss)/ income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100